March 24, 1998


Patriot Scientific Corporation
10989 Via Frontera
San Diego, California 92127

Re: Post-Effective Amendment No. 1 to the Registration Statement on Form S-8; 1996 Stock Option Plan


Ladies and Gentlemen:

We are counsel for Patriot Scientific Corporation, a Delaware corporation ("Patriot"), in connection with the preparation of the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (the "Registration Statement") of which this opinion is a part, to be filed with the Securities and Exchange Commission, for the sale by certain selling security holders (the "Selling Security Holders") of 1,046,453 shares of Patriot's common stock, $.00001 par value (the "Common Stock"), issuable upon the exercise of stock options granted by Patriot to the Selling Security Holders pursuant to Patriot's 1996 Stock Option Plan (the "Plan").

For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary under the circumstances and, as part of such examination, we have examined, among other things, originals and copies, certified or otherwise, identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate. For the purposes of such examination , we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us.

On the basis of and in reliance upon the foregoing examination and assumptions, we are of the opinion that assuming the Registration Statement shall have become effective pursuant to the provisions of the Securities Act of 1933, as amended, the shares of Common Stock being offered under the Plan when issued in accordance with the Registration Statement and the provisions of the Plan will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

Very truly yours,


LUCE, FORWARD, HAMILTON & SCRIPPS LLP